SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported): July 31, 2001


                          GUARDIAN INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

         Florida                        0-28490               58-1799634
(State or other jurisdiction          (Commission            (IRS Employer
      of incorporation)               File Number)         Identification No.)


                              3880 N. 28th Terrace
                          Hollywood, Florida 33020-1118
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (954) 926-5200



                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)



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Item 5.   Other Events.

Guardian International, Inc. ("Guardian" or the "Company") announced today that effective July 31, 2001, Darius G. Nevin has resigned as Vice President and Chief Financial Officer. Mr. Nevin remains on Guardian's board of directors. Ken Wiesenfeld, VP Finance, is assuming responsibility for the Company's corporate finance and financial reporting functions.

Mr. Nevin was appointed Executive Vice President and Chief Financial Officer of Protection One, Inc., an 85% owned subsidiary of Westar Industries. Westar Investments, Inc., a wholly-owned subsidiary of Westar Industries, is the holder of all outstanding shares of Guardian's preferred stock, a portion of which is convertible into approximately 29% of the outstanding capital stock of the Company on a fully-diluted as-converted basis.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits.

         The following are filed as exhibits to this Current Report on Form
         8-K.


         10.43 Agreement between Guardian International, Inc. and Darius G. Nevin dated as of July 31, 2001.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              GUARDIAN INTERNATIONAL, INC.

                              By:  /s/ HAROLD GINSBURG
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                                    Harold Ginsburg
                                    President and Chief Executive Officer


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                                INDEX TO EXHIBITS

Exhibit No.     Description
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10.43           Agreement between Guardian International, Inc. and
                Darius G. Nevin dated as of July 31, 2001.